Exhibit 99

Decision of Nasdaq Hearings Panel
Continues Listing of
United Heritage Corporation Common Stock

Dallas, Texas, March 18, 2008 /PRNewswire-FirstCall/ -- United Heritage Corporation (Nasdaq: UHCP - News; the “Company”), a public company involved in the development of medium gravity crude oil assets announced today that it received a letter from the Nasdaq Hearings Panel (the “Panel”) indicating that the Panel has determined to continue the listing of the Company’s common stock, subject to the condition that the Company demonstrates compliance with the $2.5 million minimum shareholders’ equity requirement on the Form 10-K it will file for the fiscal year ended March 31, 2008. If the Company fails to demonstrate shareholders’ equity of $2.5 million or greater, the Panel will promptly conduct a hearing with respect to the failure and may immediately delist the Company’s common stock from The Nasdaq Stock Market. If the Company fails to comply with any requirement for continued listing other than shareholders’ equity, it will be provided with written notice of the deficiency and an opportunity to present a definitive plan to regain compliance. The Panel will thereafter render a determination with respect to the continued listing.

Private Securities Litigation Reform Act Safe Harbor Statement: All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing. United Heritage Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

Contact:

Suite 200, One Energy Square
4925 Greenville Avenue
Dallas, Texas 75206